UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 11, 2013 (March 5, 2013)

GENERAL DYNAMICS CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-3671	13-1673581
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2941 Fairview Park Drive, Suite 100, Falls Church, Virginia	22042-4513
( Address of Principal Executive Offices)	(Zip Code)

(703) 876-3000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 5, 2013, the Compensation Committee (the “Committee”) of the Board of Directors of General Dynamics Corporation (the “Company”) approved 2013 bonus payments to the Company’s named executive officers and certain other officers of the Company and its subsidiaries. The following bonus payments to the named executive officers were approved by the Committee:

Name and Principal Position	2012 Bonus Amount

Phebe N. Novakovic Chairman and Chief Executive Officer (1)	$2,000,000

L. Hugh Redd Senior Vice President and Chief Financial Officer	$500,000

David K. Heebner Executive Vice President Combat Systems	$905,000

Gerard J. DeMuro Former Executive Vice President Information Systems and Technology	$500,000

Jay L. Johnson Former Chairman and Chief Executive Officer (2)	$3,600,000

(1)	Ms. Novakovic assumed the position of Chairman and Chief Executive Officer on January 1, 2013. The bonus amount paid in March 2013 relates to her prior positions with the Company in 2012, which were Executive Vice President, Marine Systems until May 2012 and President and Chief Operating Officer from May through December 2012.
(2)	Mr. Johnson retired from the Company effective December 31, 2012. Mr. Johnson’s bonus was determined in accordance with the provisions of his retirement agreement entered into with the Company in June 2012. As stated in his retirement agreement and discussed in our Current Report on Form 8-K filed with the Securities and Exchange Commission on June 6, 2012, Mr. Johnson received a bonus in the amount of $3,600,000 for his services during 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL DYNAMICS CORPORATION

by	/s/ Kimberly A. Kuryea
Kimberly A. Kuryea
Vice President and Controller
(Authorized Officer and Chief Accounting Officer)

Dated: March 11, 2013